CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES

                                 EXHIBIT 11
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                                                 FOR THE QUARTER         FOR THE SIX MONTHS
                                               ENDED JUNE 30,  (1)         ENDED JUNE 30,
                                            ------------------------  ------------------------
                                                1996        1995          1996        1995
                                                ----        ----          ----        ----
Primary earnings per share calculation:
  Weighted average number of shares assuming
    primary dilution                          3,790,533   3,693,016     3,774,356   3,682,586
                                            ========================  ========================

  Consolidated net income                      $832,457    $764,085    $5,481,466  $4,422,516
                                            ========================  ========================

Total primary earnings per share                  $0.22       $0.21         $1.45       $1.20
                                            ========================  ========================

Fully diluted earings per share calculation (1):
  Weighted average number of shares assuming
    primary dilution                          3,790,533   3,693,016     3,774,356   3,682,586
  Contingent shares                             242,761     248,245       245,408     250,607
                                            ------------------------  ------------------------
  Weighted average number of shares assuming
    full dilution                             4,033,294   3,941,261     4,019,764   3,933,193
                                            ========================  ========================

  Consolidated net income                      $832,457    $764,085    $5,481,466  $4,422,516
  Interest on convertible debt                   84,948      86,867       170,803     174,423
  Less:  Applicable federal income taxes         33,130      33,878        66,613      68,025
                                            ------------------------  ------------------------
  Adjusted net income                          $884,275    $817,074    $5,585,656  $4,528,914
                                            ========================  ========================

Fully diluted earnings per share                  $0.22       $0.21         $1.39       $1.15
                                            ========================  ========================

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11).